EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                         November 9, 2005



The firm of Kyle L. Tingle, Certified Public Accountant, hereby consents to the inclusion of his report of October 17, 2005, accompanying the audited financial statements of Blackfoot Enterprises, Inc., as of September 30, 2005 and December 31, 2004, in the Form 10QSB for the quarterly period ended September 30, 2005.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC

















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net